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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BioSphere Medical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIOSPHERE MEDICAL, INC.
1050 Hingham Street
Rockland, Massachusetts 02370

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2005

        The 2005 Annual Meeting of Stockholders of BioSphere Medical, Inc. (the "Company") will be held at Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Wednesday, May 18, 2005 at 9:00 a.m., Boston time, to consider and act upon the following matters:

  1.
  To elect seven directors to serve until the next Annual Meeting of Stockholders.

  2.
  A proposal to approve an amendment to the Company's Certificate of Designations, Preferences and Rights of Series A Preferred Stock that provides for modifications to the voting and conversion rights of the holders of the Company's Series A Preferred Stock.

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on April 1, 2005 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

        All stockholders are cordially invited to attend the meeting.

                      By Order of the Board of Directors,

                      RICHARD J. FALESCHINI
                       President and Chief Executive Officer

Rockland, Massachusetts
April 11, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

BioSphere Medical, Inc.
1050 Hingham Street
Rockland, Massachusetts 02370

PROXY STATEMENT FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2005

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BioSphere Medical, Inc. ("BioSphere Medical" or the "Company") for use at the 2005 Annual Meeting of Stockholders to be held on May 18, 2005 and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

        The Company's Annual Report for the year ended December 31, 2004 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 11, 2005.

        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request of the Secretary, BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts 02370.

Voting Securities and Votes Required

        On April 1, 2005, there were outstanding and entitled to vote an aggregate of [                        ] shares of common stock of the Company, $.01 par value per share ("Common Stock"). Each share is entitled to one vote.

        Under the Company's Bylaws, the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

        The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding on the record date is required for the approval of the proposed amendment to the Company's Certificate of Designations, Preferences and Rights of Series A Preferred Stock, $0.01 par value per share ("Series A Preferred Stock").

        Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, such as the election of directors, have no effect on the voting of such matter.

Stock Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information, as of December 31, 2004, with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock and by (A) each director and nominee for director; (B) each executive officer named below in the Summary Compensation Table under the heading "Compensation of Executive Officers;" and (C) all directors and executive officers of the Company as a group.

        The number of shares of the Company's Common Stock beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares which the individual has the right to acquire within 60 days after December 31, 2004 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned	Common Stock Underlying Options Acquirable Within 60 Days	Common Stock Underlying Warrants	Common Stock Underlying Shares of Series A Preferred Stock	Total Beneficial Ownership	Percent of Common Stock Beneficially Owned (1)
5% Stockholders
Sepracor Inc. (2) 84 Waterford Drive Marlborough, MA 01752	3,224,333	—	200,000	1,008,500	4,432,833	28.6%
Stephen Feinberg (3) c/o Cerberus Capital Management, L.P. 299 Park Avenue New York, NY 10171	1,559,268	—	200,000	1,008,500	2,767,768	17.9%
T. Rowe Price Associates, Inc. (4) 100 E. Pratt Street Baltimore, MD 21202	1,016,500	—	—	—	1,016,500	7.1%

Directors and Named Executive Officers
Paul A. Looney (5)	—	406,000	—	—	406,000	2.8%
Richard J. Faleschini (6)	—	—	—	—	—	*
Timothy J. Barberich (7)	38,777	16,000	—	—	54,777	*
William M. Cousins, Jr.	—	8,000	—	—	8,000	*
Alexander M. Klibanov, Ph.D.	—	16,000	—	—	16,000	*
John H. MacKinnon	1,250	2,000	—	—	3,250	*
Riccardo Pigliucci	—	44,000	—	—	44,000	*
David P. Southwell (8)	4,943	22,000	—	—	26,943	*
Robert M. Palladino (9)	666	—	—	—	666	*
Thomas M. Keenan (10)	—	90,000	—	—	90,000	*
Jonathan R. McGrath	20,000	213,760	—	—	233,760	1.6%
Peter C. Sutcliffe	—	21,600	—	—	21,600	*
All current directors and executive officers as a group (11 persons) (11)	64,970	343,360	—	—	408,330	2.8%

*
Represents holdings of less than one percent of the Company's outstanding Common Stock.

(1)
Percentage of beneficial ownership is based on 14,295,302 shares of Common Stock outstanding as of December 31, 2004. Shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock within 60 days of December 31, 2004, or subject to options and warrants currently exercisable, or exercisable within 60 days of December 31, 2004, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage for any other person.

(2)
Information is based upon an Amendment No. 4 to Schedule 13D filed by Sepracor Inc. with the Commission on January 5, 2005.

(3)
Information is based upon an Amendment No. 2 to Schedule 13D filed by Stephen Feinberg with the Commission on November 22, 2004. The securities listed under the column "Number of Shares of Common Stock Owned" include (i) 152,800 shares of Common Stock held individually by Mr. Feinberg, (ii) 469,256 shares of Common Stock held by Cerberus Partners, L.P. and (iii) 937,212 shares of Common Stock held by Cerberus International, Ltd. The securities listed under the column "Common Stock Underlying Warrants" represent shares of Common Stock issuable upon the exercise of warrants held by Cerberus Partners, L.P. The securities listed under the column "Common Stock Underlying Shares of Series A Preferred Stock" represent shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock held by Cerberus Partners, L.P. The securities listed do not include (a) 13,889 shares of Common Stock issuable upon the exercise of warrants held by Cerberus Partners, L.P. and (b) 27,778 shares of Common Stock issuable upon the exercise of warrants held by Cerberus International, Ltd., which warrants expired on February 4, 2005. Mr. Feinberg, through one or more intermediate entities, exercises sole voting and investment control with respect to all securities of the Company held by Cerberus Partners, L.P. and Cerberus International, Ltd.

(4)
Information is based upon a Schedule 13G filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on February 9, 2005.

(5)
Mr. Looney ceased services as an officer of the Company on November 2, 2004, and ceased to serve as a director of the Company on March 11, 2005.

(6)
Mr. Faleschini was appointed the Company's President and Chief Executive Officer on November 2, 2004.

(7)
Excludes 4,432,833 shares of Common Stock beneficially owned by Sepracor Inc., as to which such shares Mr. Barberich, Sepracor's Chairman and Chief Executive Officer, disclaims beneficial ownership. The securities listed also do not include 6,944 shares of Common Stock issuable upon the exercise of warrants held by Mr. Barberich, which warrants expired on February 4, 2005.

(8)
Excludes 4,432,833 shares of Common Stock beneficially owned by Sepracor Inc., as to which such shares Mr. Southwell, Sepracor's Executive Vice President and Chief Financial Officer, disclaims beneficial ownership. The securities listed also do not include 1,388 shares of Common Stock issuable upon the exercise of warrants held by Mr. Southwell, which warrants expired on February 4, 2005.

(9)
Mr. Palladino ceased to serve as an officer of the Company on June 27, 2004. Information is based upon a Statement of Changes in Beneficial Ownership of Securities on Form 4 filed by Mr. Palladino with the Commission on June 8, 2004. The securities listed represent shares of Common Stock held by Mr. Palladino's children.

(10)
Mr. Keenan ceased to serve as an officer of the Company on January 17, 2005.

(11)
Excludes the 4,432,833 shares of Common Stock beneficially owned by Sepracor Inc., as to which shares Messrs. Barberich and Southwell, executive officers of Sepracor, disclaim beneficial ownership. See footnotes (7) and (8) above.

Equity Compensation Plan Information

        The following table summarizes, as of January 31, 2005, the outstanding options under the Company's 1994 Stock Option Incentive Plan, 1994 Director Option Plan, 1997 Stock Option Incentive Plan and 2000 Employee Stock Purchase Plan, all of which were approved by the stockholders. The shares covered by outstanding options and warrants are subject to adjustment for changes in capitalization, stock splits, stock dividends and similar events.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders
1997 Stock Incentive Plan	2,677,533	$3.69	854,066
1994 Stock Option Plan	166,900	$2.08	— (1)
1994 Director Stock Option Plan	74,000	$3.32	— (2)
2000 Employee Stock Purchase Plan	—	—	11,768

Total	2,918,433	$3.59	865,834
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	2,918,433		865,834

(1)
The 1994 Stock Option Plan terminated on January 6, 2004 and no further awards will be made pursuant to this plan.

(2)
The 1994 Director Stock Option Plan terminated on January 28, 2004 and no further awards will be made pursuant to this plan.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        The Company's Board of Directors is currently fixed at seven members. The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the director nominees named below.

        Each director will be elected to hold office until the 2006 Annual Meeting of Stockholders and until his successor is duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

        There are no family relationships between or among any officers or directors of the Company.

        Set forth below are the name and age of each member of the Board of Directors, each of whom is nominated for re-election to the Board of Directors, and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of December 31, 2004, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

Nominees for Director

        The Company's Board of Directors recommends a vote "FOR" the election of each of the following nominees:

        Timothy J. Barberich, age 57, has served as a director of BioSphere Medical since its organization in December 1993. Mr. Barberich, a founder of Sepracor Inc., a specialty pharmaceutical company, has served as Chairman of Sepracor since October 1999, and has served as Chief Executive Officer and a director of Sepracor since January 1984. Mr. Barberich also served as President of Sepracor from January 1984 until October 1999. Mr. Barberich currently serves as a director of Point Therapeutics, Inc.

        William M. Cousins, Jr., age 80, has served as a director of BioSphere Medical since January 1994. Since 1974, Mr. Cousins has served as the President of William M. Cousins, Jr., Inc., a management consulting firm. Mr. Cousins is a member of the Board of Directors of Wellco Enterprises, Inc.

        Richard J. Faleschini, age 58, has served as President and Chief Executive Officer of BioSphere Medical since November 2, 2004 and as a director of BioSphere Medical since March 11, 2005. Prior to joining the Company, Mr. Faleschini served from 2003 to 2004 as Vice President and General Manager of American Medical Systems Gynecology, a business unit of American Medical Systems Holdings, Inc., a supplier of medical devices to physicians specializing in the treatment of urological and gynecological disorders. From 1999 to 2003, Mr. Faleschini served as Vice President, Marketing and Sales at American Medical Systems Holdings, Inc.

        Alexander M. Klibanov, Ph.D., age 55, has served as a director of BioSphere Medical since January 1994. Since 1979, Dr. Klibanov has been a faculty member of the Massachusetts Institute of

Technology where he is currently Professor of Chemistry and of Bioengineering. Dr. Klibanov is a member of the National Academy of Sciences and of the National Academy of Engineering.

        John H. MacKinnon, age 64, has served as a director of BioSphere Medical since October 2003. Mr. MacKinnon is currently retired. From 1968 to 1999, Mr. MacKinnon was employed at the firm of PricewaterhouseCoopers LLP where, from 1978 to 1999, he served as a partner. Mr. MacKinnon is a certified public accountant. Mr. MacKinnon is a member of the Board of Directors of Lojack Corporation and National Datacomputer Corporation. Mr. MacKinnon also serves as a trustee of Emmanuel College, Laboure College and Blessed John XXIII National Seminary.

        Riccardo Pigliucci, age 58, has served as a director of BioSphere Medical since August 1995. Since May 1998, Mr. Pigliucci has served as Chief Executive Officer of Discovery Partners International, a life sciences company and as its Chairman since May 1999. From February 1996 to April 1998, he served as Chief Executive Officer of Life Sciences International PLC, a global supplier of scientific equipment and consumables. Prior to that, Mr. Pigliucci served in a number of capacities at Perkin-Elmer Corporation, a global life sciences instrumentation company, most recently as President and Chief Operating Officer. Mr. Pigliucci is a member of the Board of Directors of Discovery Partners International and Dionex Corporation, and is a trustee of The Worcester Foundation for Biomedical Research.

        David P. Southwell, age 44, has served as a director of BioSphere Medical since January 1997 and as Chairman of the Board of Directors since March 2005. He has served as Executive Vice President and Chief Financial Officer of Sepracor Inc. since October 1995 and served as Senior Vice President and Chief Financial Officer of Sepracor from July 1994 to October 1995. From August 1988 until July 1994, Mr. Southwell was associated with Lehman Brothers Inc., a securities firm, in various positions with the investment banking division, including in the position of Vice President.

Corporate Governance

        The Board of Directors believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. During the past year, the Company's Board of Directors has continued to review its governance practices in light of the Sarbanes-Oxley Act of 2002, SEC rules and regulations and the listing standards of the NASDAQ Stock Market. This section describes key corporate governance guidelines and practices that the Company has adopted.

Board Determination of Independence

        Under NASDAQ Stock Market rules, a director of the Company will only qualify as an "independent director" if, in the opinion of the Company's Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company's Board of Directors has determined that none of William M. Cousins, Jr., Alexander M. Klibanov, Ph.D., John H. MacKinnon or Riccardo Pigliucci has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director," as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Board and Committee Meetings

        The Board of Directors held 15 meetings during 2004. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he served. The Company's corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors attended the 2004 annual meeting of stockholders.

        The Board of Directors has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a charter that has been approved by the Board. A copy of the Compensation Committee charter, as in effect on the date of this proxy statement, is attached as Appendix A. The Company has posted copies of each committee's charter on the Investor Relations section of the Company's website, www.biospheremed.com.

        The Board of Directors has determined that all of the members of each of the Board's three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

  Audit Committee

        The Audit Committee's responsibilities include:

  •
  appointing, evaluating, setting the compensation of, assessing the independence of, and terminating the Company's independent auditor;

  •
  overseeing the work of the Company's independent auditor, including through the receipt and consideration of certain reports from independent auditors;

  •
  reviewing and discussing with management and the independent auditors the Company's annual and quarterly financial statements and related disclosures;

  •
  monitoring the Company's internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  overseeing the Company's internal audit function, as appropriate;

  •
  establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting independently with the Company's internal accounting staff, independent auditors and management; and

  •
  preparing the audit committee report required by SEC rules (which is included on page 10 of this proxy statement).

        The members of the Audit Committee are Mr. Cousins (Chairman), Dr. Klibanov and Mr. MacKinnon. The Board of Directors has determined that William M. Cousins, Jr. and John H. MacKinnon are each an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. The Audit Committee met 7 times during 2004.

  Compensation Committee

        The Compensation Committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer;

  •
  determining the compensation of the Chief Executive Officer;

  •
  reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company's other executive officers;

  •
  overseeing an evaluation of the Company's senior executives;

  •
  overseeing and administering the Company's cash and equity incentive plans; and

  •
  reviewing and making recommendations to the Board with respect to director compensation.

        The members of the Compensation Committee are Mr. MacKinnon (Chairman), Mr. Cousins and Dr. Klibanov. The Compensation Committee met 8 times during 2004.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee's responsibilities include:

  •
  identifying individuals qualified to become Board members;

  •
  recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

  •
  reviewing and making recommendations to the Board with respect to management succession planning;

  •
  developing and recommending to the Board corporate governance principles; and

  •
  overseeing an annual evaluation of the Board.

        The members of the Nominating and Corporate Governance Committee are Mr. MacKinnon (Chairman), Mr. Cousins, Dr. Klibanov and Mr. Pigliucci. The Nominating and Corporate Governance Committee met twice during 2004.

Director Candidates

        The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates will include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

        In considering whether to recommend any particular candidate for inclusion in the Board's slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in the Committee's charter and in the Company's corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of the Company's business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Company's corporate governance guidelines provide that any director who reaches the age of 75 while serving as a director, and for each year thereafter that he or she continues to serve as a director, shall tender his or her resignation to the Board effective at the end of his or her then current term. The Nominating and Corporate Governance Committee shall then recommend to the Board whether the Board should accept the resignation based on a review of whether the individual continues to satisfy the Board's membership criteria. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

        Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company's common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts 02370. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communicating with the Independent Directors

        The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Board (if an independent director), or the Lead Director (if one is appointed), or otherwise the Chairman of the Nominating and Governance Committee, with the assistance of the Company's counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

        Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board (if an independent director), or the Lead Director (if one is appointed), or otherwise the Chairman of the Nominating and Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors, c/o Corporate Secretary, BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts 02370.

Report of the Audit Committee

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

        The Audit Committee selected the independent auditing firm of Ernst & Young LLP as the Company's independent auditors for the year ended December 31, 2004. Ernst & Young LLP is responsible for performing an independent audit of the Company's financial statements in accordance with accounting principles generally accepted in the United States and for issuing a report on those financial statements. Management is responsible for the Company's internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes. In performing these functions, the Audit Committee acts in an oversight capacity. The Audit Committee, in its oversight role, relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to accounting principles generally accepted in the United States. The Audit Committee's primary responsibilities include the following:

  •
  first, the Audit Committee is responsible for monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's independent auditors about draft annual financial statements, the independent auditors' report on the Company's annual financial statements, management's selection, application and disclosure of critical accounting policies, changes in the Company's accounting practices, principles, controls or methodologies and significant developments or changes in accounting rules applicable to the Company;

  •
  second, the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including the appointment or removal of the outside auditors; reviewing the scope of their audit services and related fees, as well as any other services either proposed or being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

  •
  third, the Audit Committee oversees management's implementation of effective systems of internal controls, as appropriate, including a review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and a review of the activities and recommendations of the Company's internal auditing program.

        In overseeing the preparation of the Company's annual financial statements for the fiscal year ended December 31, 2004, the Audit Committee met with both management and the Company's outside auditors for fiscal 2004, to review and discuss these financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee's review included discussion with Ernst & Young LLP of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With

Audit Committees) ("SAS 61"). SAS 61 requires the Company's independent auditors to discuss with the Audit Committee, among other things, the following:

  •
  methods to account for significant and/or unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        The Audit Committee also discussed with Ernst & Young LLP matters relating to Ernst & Young's independence from the Company, including the written disclosures and letter provided by Ernst & Young to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company, which are referred to below under the heading "Independent Auditors, Fees and Other Matters," is compatible with maintaining such auditors' independence.

        On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

                      By the Audit Committee of the Board of Directors

                      William M. Cousins, Jr. (Chairman)
                      Alexander M. Klibanov, Ph.D.
                      John H. MacKinnon

Independent Auditors, Fees and Other Matters

  Independent Accountants

        Ernst & Young LLP, independent accountants, audited the Company's financial statements for the fiscal year ended December 31, 2004. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire and will also be available to respond to appropriate questions from stockholders.

  Independent Auditor's Fees

        The following table summarizes the fees of Ernst & Young, LLP, the Company's independent auditor, billed to the Company for each of the last two fiscal years for audit services and billed to the Company in each of the last two fiscal years for other services:

Fee Category	2004	2003
Audit Fees (1)	$176,900	$149,807
Audit-Related Fees (2)	$16,555	$5,277
Tax Fees (3)	$18,870	$40,475
All Other Fees	$—	$—

Total Fees	$212,325	$195,559

(1)
Audit fees consist of fees for the audit of the Company's financial statements, the review of the interim financial statements included in Company's quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of the Company's financial statements and which are not reported under "Audit Fees". These services relate to due diligence in evaluating strategic opportunities, routine accounting consultations, and consultations concerning financial accounting and reporting standards.

(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the preparation of original and amended tax returns for foreign and domestic entities of the Company, accounted for $18,120 in 2004 and $13,750 in 2003. Tax advice and tax planning services relate to transfer pricing studies for transactions between subsidiaries of the Company. The Company incurred $750 for tax advice and tax planning services in 2004, and $26,725 in 2003.

  Pre-Approval Policy and Procedures

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company's independent auditor. The policy generally provides that the Company will not engage its independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        The Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditor. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Compensation of Directors

        Quarterly Retainer and Meeting Fees.    For their services on the Board, Directors receive a quarterly retainer of $3,000, plus $1,500 for each Board meeting attended, either in person or telephonically. Committee members receive $1,000 per Committee meeting and each Committee Chairman receives an additional $500 per Committee meeting. Retainers and meeting fees are not paid to Directors who are officers or employees of the Company.

        Director Equity Compensation Program.    Currently all outside directors are eligible to participate in the Company's 1997 Stock Incentive Plan, as amended (the "1997 Plan"). Pursuant to the Company's current director equity compensation program, options to purchase 10,000 shares of Common Stock are granted, pursuant to the 1997 Plan, to each outside director upon his or her initial election as a director. Each initial option granted to a director under the director equity compensation program vests in five equal annual installments beginning on the first anniversary of the date of grant. The exercise price per share equals the fair market value of a share of Common Stock on the date on which the option is granted, except that the exercise price per share was $2.00 for any initial options granted prior to January 15, 1994.

        Upon his or her re-election to the Board, each director is eligible to receive an additional option to purchase 5,000 shares of Common Stock pursuant to the 1997 Plan, the exercise price of which equals the fair market value of a share of Common Stock on the date on which the option is granted. Each additional option granted upon re-election to the Board vests in full immediately. In addition, upon re-election to the Board, each director is also eligible to receive a grant of 2,500 shares of restricted Common Stock pursuant to the 1997 Plan, priced at $.01 per share and subject to repurchase by the Company at a price equal to the purchase price, which right of repurchase shall lapse in full on the second anniversary of the date of grant.

        The exercise price of all options must be paid in cash. Options granted under the director equity compensation program are not transferable by the director except by will or by the laws of descent and distribution and are exercisable during the lifetime of the director only while he or she is serving as a director of the Company or within 90 days after he or she ceases to serve as a director of the Company. No option is exercisable more than ten years from the date of grant. If a director dies or becomes disabled while he or she is serving as a director of the Company, the option is exercisable for a one-year period thereafter.

Compensation of Executive Officers

        The following Summary Compensation Table sets forth summary information as to the compensation received by (i) all individuals serving as the Chief Executive Officer during 2004, and (ii) the Company's two most highly compensated executive officers, other than the Chief Executive Officer who were serving as executive officers as of the end of 2004 and two other executive officers for whom disclosure would have been required but for the fact that such officers were not serving at the end of 2004, each of whose total annual salary and bonus exceeded $100,000 in fiscal year 2004. These six individuals are referred to collectively as the named executive officers.

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position						Securities Underlying Options (#)	All Other Compensation ($)(2)
	Year	Salary ($)		Bonus ($) (1)
Richard J. Faleschini (3) President and Chief Executive Officer	2004		$36,923		$0	600,000		$397
Paul A. Looney (4) Former President, Chief Executive Officer	2004 2003 2002	$ $ $	274,563 305,296 109,615	$ $ $	0 0 60,025	— — 502,000	$ $ $	44,885 3,883 24,257
Jonathan R. McGrath Vice President, Research and Development	2004 2003 2002	$ $ $	195,121 184,860 183,605	$ $ $	0 0 36,064	— — 6,300	$ $ $	3,723 3,598 3,588
Peter C. Sutcliffe (5) Vice President, Manufacturing	2004 2003 2002	$ $ $	183,361 173,299 29,593	$ $ $	0 0 8,428	— — 54,000	$ $ $	3,596 3,521 505
Robert M. Palladino (6) Former Executive Vice President and Chief Financial Officer	2004 2003 2002	$ $ $	98,267 188,240 179,477	$ $ $	0 0 54,684	— — 31,300	$ $ $	2,124 3,414 3,414
Thomas M. Keenan (7) Former Vice President, U.S. Sales and Marketing	2004 2003 2002	$ $ $	175,898 165,752 123,494	$ $ $	0 0 24,255	50,000 — 100,000	$ $ $	3,547 3,467 1,967

(1)
These bonuses, which were awarded for and accrued in the year noted, were paid in the subsequent year.

(2)
Represents the amounts of matching contributions made by the Company to the Retirement Savings Plan and the taxable portion of group life insurance.

(3)
Mr. Faleschini joined the Company in November 2004.

(4)
Mr. Looney served from August 2002 until November 2004 as the Company's Chief Executive Officer and President. "All Other Compensation" for 2004 includes $1,500 for matching contributions made by the Company to the Retirement Savings Plan, $2,385 for the taxable portion of group life insurance and $41,000 in severance benefits, representing (i) an initial payment of $4,100 paid on November 11, 2004 and (ii) bi-weekly payments of $12,300 paid from the date of Mr. Looney's separation on November 2, 2004 through December 31, 2004. "All Other Compensation" for 2002 includes $1,500 for matching contributions made by the Company to the Retirement Savings Plan, $993 for the taxable portion of group life insurance and $21,764 for service as the interim Chief Executive Officer in 2002.

(5)
Mr. Sutcliffe joined the Company in October 2002.

(6)
Mr. Palladino ceased to be an officer of the Company in June 2004.

(7)
Mr. Keenan ceased to be an officer of the Company in January 2005.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information concerning individual grants of options to purchase the Common Stock made during the fiscal year ended December 31, 2004 to the named executive officers. Amounts described in the following table under the heading "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend upon the further performance of Common Stock and the date on which the options are exercised.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/share)	Expiration Date	5%($)	10%($)
Richard J. Faleschini	600,000(2)	54.5%	$2.55	11/02/14	$962,209	$2,438,426
Paul A. Looney	—	—	—	—	—	—
Jonathan R. McGrath	—	—	—	—	—	—
Peter C. Sutcliffe	—	—	—	—	—	—
Robert M. Palladino	—	—	—	—	—	—
Thomas M. Keenan	50,000(3)	4.5%	$2.89	04/29/05	$6,415	$12,978

(1)
Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock on the date on which options are exercised.

(2)
Represents (i) an option for 500,000 shares that vests and becomes exercisable in five equal installments on the first, second, third, fourth and fifth anniversaries of the date of grant and (ii) an option for 100,000 shares that vests and becomes exercisable on the first anniversary of the date on which revenue from the commercial sale of the Company's products exceeds $25 million over a continuous 12-month period, known as the Revenue Benchmark, after which time the option vests in equal thirds on the second and third anniversaries of achievement of the Revenue Benchmark, provided that if, on November 2, 2011 the Revenue Benchmark has not been achieved, the option shall vest in full. Unexercised options expire ten years from the date of the grant.

(3)
Pursuant to the terms of a Severance Agreement and General Release, dated January 21, 2005, between the Company and Mr. Keenan, the Company agreed to accelerate the vesting schedule of this option such that the option was deemed fully vested on the eighth day following Mr. Keenan's return of the Severance Agreement. Pursuant to the terms of the Severance Agreement, this option expires 90 days after the date on which the option fully vested.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

        The following table sets forth certain information regarding stock options held as of December 31, 2004 by the named executive officers.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End
					Value of Unexercised In-The-Money Options at Fiscal Year-End (2)
Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard J. Faleschini	—	—	—	600,000	—	$804,000
Paul A. Looney	—	—	406,000	—	$212,518	—
Jonathan R. McGrath	—	—	212,520	3,780	$603,540	—
Peter C. Sutcliffe	—	—	21,600	32,400	$12,960	$19,440
Robert M. Palladino	110,000	$45,840	—	—	—	—
Thomas M. Keenan	—	—	40,000	110,000	—	$50,000

(1)
Value represents the difference between the exercise price per share and the fair market value per share of the Company's Common Stock on the date of exercise, multiplied by the number of shares acquired on exercise.

(2)
Value is based on the difference between the closing sale price per share of the Company's Common Stock as reported by the NASDAQ National Market on December 31, 2004 ($3.89), the last trading day of the Company's 2004 fiscal year, and the applicable option exercise price, multiplied by the number of shares subject to the option.

Employment, Executive Retention and Severance Agreements

  Employment Agreements

  Mr. Faleschini's Employment Agreement

        On November 2, 2004, the Company entered into an employment agreement with Richard J. Faleschini pursuant to which Mr. Faleschini was employed as President and Chief Executive Officer. The term of the employment agreement is for an initial period of one year, subject to automatic renewal for additional periods of one year unless either party elects not to renew the agreement. Under the terms of the employment agreement, Mr. Faleschini will be paid an annual base salary of $300,000 for the initial term of one year, subject to increases thereafter as may be determined by the Company's Board of Directors. Mr. Faleschini will be entitled to an annual performance bonus in an amount equal to up to 50% of his then-current base salary with a guaranteed minimum bonus of 25% of his current salary for the first calendar year of the agreement.

        The employment agreement provides that Mr. Faleschini will be granted an option to purchase 500,000 shares of the Company's common stock pursuant to the terms of the Company's 1997 Stock Incentive Plan, becoming exercisable in equal installments on the first five anniversaries of the date of grant. The employment agreement also provides for a grant of an additional option to purchase 100,000 shares of the Company's common stock pursuant to the terms of the Company's 1997 Stock Incentive Plan, one third of which shares become exercisable on the first anniversary of the date on which revenue from the commercial sale of the Company's products exceeds $25 million over a continuous 12-month period, also known as the Revenue Benchmark, and thereafter the option shall become exercisable in equal thirds on the second and third anniversaries of achievement of the Revenue Benchmark; provided that, if on November 2, 2011 the Revenue Benchmark has not occurred, the option shall become exercisable in full. Each option is exercisable at a price equal to the closing price of the Company's common stock on the NASDAQ Stock Market on the date of grant, which was $2.55. The options have a term of ten years and vest and become exercisable, subject to Mr. Faleschini's continued employment with the Company and the vested portion of such options terminate, if not exercised, 90 days after his employment ends.

        The employment agreement provides that if the Company elects not to renew Mr. Faleschini's agreement or terminates him without cause, or if Mr. Faleschini resigns for good reason, then the Company will continue to pay his salary as in effect at the date of termination and the amount of his annualized bonus for the immediately preceding year, and continue to provide him benefits, until the date 12 months after the date of termination; provided that the Company's obligations to make such payments will immediately terminate if Mr. Faleschini breaches the terms of any non-competition or non-disclosure agreements with the Company. The employment agreement also provides that for a period of one year after the termination of employment for any reason, Mr. Faleschini will not engage in any business that is competitive with the Company's embolotherapy business. Additionally, the employment agreement sets forth assignment of inventions and nondisclosure covenants in favor of the Company.

  Employment Agreements with Other Named Executive Officers

        In 2004, the Compensation Committee of the Board of Directors approved employment agreements with Messrs. McGrath and Sutcliffe. These agreements are for an initial term of one year,

subject to automatic renewal for additional periods of one year unless either party, within 60 days prior to the expiration of the current term, elects not to renew the agreement. The agreements provide for a severance payment in the event of an involuntary termination of the named executive officer by the Company, in a lump sum amount equal to the executive's then current annual salary and the amount of the annual bonus paid to him, if any, the fiscal year preceding the date of termination, as well as continued benefits for one year. The agreements also provide that for a period of one year after the termination of employment for any reason, the executive will not engage in any business that is competitive with the Company's embolotherapy business. Additionally, each agreement sets forth customary assignment of inventions and nondisclosure covenants in favor of the Company.

  Executive Retention Agreements

  Mr. Faleschini's Executive Retention Agreement

        On November 2, 2004, the Company entered into an executive retention agreement with Mr. Faleschini which provides that if there is a change in control of the Company, as defined in the agreement, and Mr. Faleschini is terminated without cause within 12 months following the change in control, then (a) Mr. Faleschini will receive an amount equal to the highest annual salary and bonus received by him during the five full fiscal years prior to the change in control, and (b) Mr. Faleschini will continue to receive, for a period of 12 months after termination of employment, benefits comparable to those he was receiving prior to termination, provided that if he becomes reemployed and is eligible to receive similar benefits, the Company will no longer be required to provide such benefits. Any severance payments made to Mr. Faleschini pursuant to his executive retention agreement will be in lieu of payments to which he may otherwise be entitled under his employment agreement.

        Pursuant to the terms of the Company's 1997 Stock Incentive Plan, upon a change in control of the Company, all awards granted to employees of the Company, including Mr. Faleschini, shall become exercisable in full.

  Executive Retention Agreements with Other Named Executive Officers

        In 2004, the Compensation Committee of the Board of Directors approved executive retention agreements with Messrs. McGrath and Sutcliffe. These executive retention agreements provide that if there is a change in control of the Company, as defined in the agreement, and the executive is terminated without cause, or the executive resigns for good reason, within 12 months following the change in control, then (a) the executive will receive an amount equal to the highest annual salary and bonus received by him during the five full fiscal years prior to the change in control, and (b) the executive will continue to receive, for a period of 12 months after termination of employment, benefits comparable to those he was receiving prior to termination provided that if he becomes reemployed and is eligible to receive similar benefits, the Company will no longer be required to provide such benefits. Any severance payments made to the executive pursuant to his executive retention agreement will be in lieu of payments to which he may otherwise be entitled under his employment agreement.

        The executive retention agreements with each named executive officer also include a gross-up payment if any of the payments or benefits received by the named executive officer constitute "excess parachute payments" and are therefore subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended. The gross-up payment will have the effect of placing the named executive officer in the same after-tax financial position he would have been if the named executive officer had not incurred any tax liability under Section 4999.

        Pursuant to the terms of the Company's 1997 Stock Incentive Plan, upon a change of control of the Company, all awards granted to employees of the Company, including the named executive officers, shall become exercisable in full.

  Severance Agreements

        On November 2, 2004, the Company entered into a severance agreement with Paul A. Looney pursuant to which Mr. Looney relinquished his responsibilities as the Company's Chief Executive Officer and President. Pursuant to the terms of the severance agreement, Mr. Looney's employment was terminated as of November 2, 2004. Mr. Looney received severance compensation equal to: (i) $4,100.18 on November 11, 2004; (ii) $12,300.58 bi-weekly from the date of termination through December 31, 2004; and (iii) a lump sum payment of $319,815.08 on January 1, 2005, in each case less applicable state and federal taxes. Mr. Looney also received payments aggregating $2,400 related to life insurance coverage and his 401(k) plan. The Company also agreed to pay Mr. Looney's medical and dental benefits for a period of twelve months after his separation date.

        On January 21, 2005, the Company entered into a severance agreement with Thomas M. Keenan pursuant to which Mr. Keenan relinquished his responsibilities as the Company's Vice President of U.S. Sales and Marketing. Pursuant to the terms of the severance agreement, Mr. Keenan's employment was terminated as of January 17, 2005. Mr. Keenan will receive severance compensation equal to an aggregate amount of $175,898.32, less applicable state and federal taxes, payable in bi-weekly installments over the twelve-month period following Mr. Keenan's separation date. Mr. Keenan will also receive payments aggregating $2,400 related to life insurance coverage and his 401(k) plan. Pursuant to the terms of the severance agreement, the Company agreed to accelerate the vesting schedule of the stock option granted to Mr. Keenan to purchase 50,000 shares of the Company's common stock, such that the option is deemed fully vested as of the eighth day following Mr. Keenan's execution and return of the severance agreement. The Company also agreed to pay Mr. Keenan's medical and dental benefits for a period of twelve months after his separation date.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely on its review of copies of reports filed by all officers, directors and beneficial owners of more than 10 percent of the Common Stock of the Company who are persons required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Exchange Act, or written representations from certain Reporting Persons, the Company believes that during fiscal year 2004 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

Report of the Compensation Committee

        The Compensation Committee of the Board of Directors, which is currently comprised of three independent directors, Mr. MacKinnon (Chairman), Mr. Cousins and Dr. Klibanov, is responsible for determining the compensation package of each executive officer.

        The Company's executive compensation program is designed to promote the achievement of the Company's business goals, and, thereby, to maximize corporate performance and stockholder returns. Executive compensation generally consists of a combination of base salary, cash bonuses and stock-based incentives. The Compensation Committee considers stock incentives to be a critical component of an executive's compensation package in order to help align executive interests with stockholder interests.

  Compensation Philosophy

        The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

  •
  Competitive and Fair Compensation

          The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of other companies in its industry and sets its compensation guidelines based on this review. The Company believes compensation for its executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar business of comparable size and success. The Company also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

  •
  Sustained Performance

          Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, timely development and commercial introduction of new processes and products and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

        In evaluating each executive officer's performance, the Company generally conforms to the following process:

  •
  Company and individual goals and objectives generally are set at the beginning of the performance cycle.

  •
  At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company are evaluated.

  •
  The executive's performance is then compared with peers within the Company and the results are communicated to the executive.

  •
  The comparative results, combined with comparative compensation practices of other companies in the Company's industry, are then used to determine salary, target bonus and stock compensation levels.

        The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries and payment of bonus awards are based on actual corporate and individual performance compared against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his area of responsibility, and may include achievement of the operating budget for the Company as a whole or of a business group of the Company, continued innovation in development and commercialization of the Company's technology and products, timely development and commercial introduction of new products or processes and implementation of financing. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria.

        Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its stockholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a five-year vesting period to encourage key employees to continue in the employ of the Company. All stock options granted to executive officers in 2004 were granted at fair market value on the date of grant.

        Executive officers are also eligible to participate in the Company's 2000 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is available to all eligible employees of the Company and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

  Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

  Mr. Faleschini's 2004 Compensation

        Mr. Faleschini became the Company's current President and Chief Executive Officer in November 2004. He is eligible to participate in the same executive compensation plans available to the other executive officers of the Company. Upon commencement of his employment in November 2004, Mr. Faleschini's base salary was set at $300,000, and he will be entitled to receive an annual performance bonus in an amount equal to up to 50% of his then-current base salary with a guaranteed minimum bonus of 25% of his current salary for the first calendar year of the agreement. Mr. Faleschini received no bonus compensation for 2004. Mr. Faleschini also received stock option awards upon his commencement of employment to purchase an aggregate of 600,000 shares of Common Stock at an exercise price of $2.55 per share. The Compensation Committee believes that Mr. Faleschini's initial annual compensation, including the portion of his compensation based upon the Company's stock option program, has been set at a level competitive and commensurate with other companies in the industry.

  Mr. Looney's 2004 Compensation

        Mr. Looney served as the Company's President and Chief Executive Officer until November 2004. He was, during the period of his employment, eligible to participate in the same executive compensation plans available to the other executive officers of the Company. The Compensation Committee believes that Mr. Looney's 2004 annual compensation, including the portion of his compensation based upon the Company's stock option program, was set at a level competitive and commensurate with other companies in the industry. Mr. Looney's salary for 2004 was $310,307, and he received no bonus compensation for 2004.

                      By the Compensation Committee of the
                      Board of Directors

                      John H. MacKinnon (Chairman)
                      William M. Cousins, Jr.
                      Alexander M. Klibanov, Ph.D.

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Mr. MacKinnon (Chairman), Mr. Cousins and Dr. Klibanov. No member of the Compensation Committee was at any time during 2004, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

        No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

Comparative Stock Performance

        The Company's Common Stock traded on the NASDAQ National Market from March 25, 1994 through January 13, 1999 and from March 29, 2000 to the present. The Company's Common Stock traded on the National Association of Securities Dealers, Inc. OTC: Bulletin Board from January 14, 1999 through March 29, 2000.

        The following graph compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on (i) the Total Return Index for the NASDAQ Stock Market (US Companies) (the "NASDAQ Market Index (U.S.)") and (ii) the NASDAQ Medical Equipment Index (the "NASDAQ Medical Equipment Index"). This graph assumes the investment of $100 on December 31, 1999 in the Company's Common Stock and each of the indices listed above, and assumes dividends are reinvested. The Company has not paid any dividends on its Common Stock and no dividends are included in the representation of the Company's performance. The stock price performance shown in the below graph is not necessarily indicative of future price performance. Measurement points are the last trading day of the fiscal years ended December 31, 2000, 2001, 2002, 2003 and 2004.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG BIOSPHERE MEDICAL, INC., THE NASDAQ MARKET INDEX (U.S.)
AND THE NASDAQ MEDICAL EQUIPMENT INDEX

* $100 invested on December 31, 1999 in the
Company's Common Stock or in either the
NASDAQ Market Index (U.S.) or NASDAQ
Medical Equipment Index, including
reinvestment of dividends.

	12/00	12/01	12/02	12/03	12/04
BioSphere Medical, Inc.	184.31	176.78	103.37	61.96	61.02
NASDAQ Market Index (U.S.)	60.09	45.44	26.36	38.55	40.87
NASDAQ Medical Equipment Index	123.01	136.00	111.74	163.73	190.70

Certain Relationships and Related Transactions

        On November 10, 2004, the Company entered into a Securities Purchase Agreement with Cerberus Partners, L.P. and Sepracor Inc., pursuant to which the Company sold to each of Cerberus and Sepracor, respectively, (i) 4,000 shares of the Company's Series A Preferred Stock, $0.01 par value per share, and (ii) warrants to purchase 200,000 shares of Common Stock, for aggregate gross proceeds to the Company of $8,000,000 (collectively, the "Securities"). Cerberus Partners, L.P. and Sepracor Inc. each are beneficial owners of more than five percent of the Company's outstanding Common Stock. Messrs. Barberich and Southwell, directors of the Company, are the Chairman and Chief Executive Officer and the Chief Financial Officer, respectively, of Sepracor Inc. Each of Messrs. Barberich and Southwell disclaim any beneficial ownership of the Securities.

PROPOSAL NUMBER TWO—APPROVAL OF AMENDMENT TO CERTIFICATE
OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A PREFERRED STOCK

        The Company's stockholders are being asked to approve a proposed Amendment No. 1 to Certificate of Designations, Preferences and Rights of Series A Preferred Stock in the form attached to this proxy statement as Appendix B, which provides for the modifications to the voting and conversion rights of the holders of the Company's Series A Preferred Stock described herein.

        On November 9, 2004, the Company filed with the Secretary of State of the State of Delaware a certificate of designations, preferences and rights relating to 12,000 shares of the Company's Series A Preferred Stock, $.01 par value per share. The certificate of designations amends the Company's Certificate of Incorporation. On November 10, 2004, the Company consummated a private financing in which the Company issued and sold to Cerberus Partners, L.P. and Sepracor Inc. shares of the Company's Series A Preferred Stock and warrants to purchase shares of the Company's Common Stock.

  Amendment to Voting Terms

        The Certificate of Designations currently provides that the holders of the Company's Series A Preferred Stock shall be entitled to vote on all matters submitted to the Company's stockholders for a vote, voting as a single class together with the holders of the Company's Common Stock. Such holders of Series A Preferred Stock are entitled to one vote for each share of the Company's Common Stock issuable upon conversion of each share of preferred stock held, until so converted.

        To ensure compliance with Nasdaq Marketplace Rule 4351 and IM-4351, the Company's Board of Directors is proposing an amendment to the Company's Certificate of Incorporation, pursuant to which the voting rights of the Series A Preferred Stock will be limited such that a holder of Series A Preferred Stock shall not be entitled to cast votes for the number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock held by such holder that exceeds the quotient of (x) the aggregate purchase price paid by such holder of Series A Preferred Stock for its shares of Series A Preferred Stock divided by (y) the closing bid price of the Company's Common Stock on the original date of issuance. Notwithstanding the foregoing, any holder of the Company's Series A Preferred Stock will be entitled to vote at any meeting of the Company's stockholders or in any action by written consent of the Company's stockholders, any shares of Series A Preferred Stock then held on any matter on which the holders of Series A Preferred Stock are entitled to vote as a separate class and will also have the right to vote any outstanding shares of Common Stock then held, whether acquired upon conversion of the Series A Preferred Stock or otherwise.

        If the foregoing amendment to the Company's Certificate of Incorporation is approved, Section 5(a) of the Certificate of Designations will be revised in its entirety to read as follows:

            "(a) Except as otherwise provided herein or as required by applicable law, the holders of Series A Preferred Stock shall be entitled to vote on all matters on which the holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock as a single class. For this purpose, the holders of Series A Preferred Stock shall be given notice of any meeting of stockholders as to which the holders of Common Stock are given notice in accordance with the by-laws of the Corporation. As to any matter on which the holders of Series A Preferred Stock shall be entitled to vote, each holder of Series A Preferred Stock shall be entitled to cast a number of votes per share of Series A Preferred Stock held of record by such holder on the record date for the meeting of stockholders, if such matter is subject to a vote at a meeting of stockholders, or on the effective date of any written consent, if such matter is subject to a written consent of the stockholders without a meeting of stockholders, equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible on such record date or effective date, as the case may be, in accordance with Section 6 hereof, provided, however, that each holder of Series A Preferred Stock shall not be entitled to cast votes for more than the number of shares of Common Stock in respect of such shares of Series A Preferred Stock held by such holder that exceeds the quotient of (x) the aggregate purchase price paid by such holder of Series A Preferred Stock for its shares of Series A Preferred Stock divided by (y) the closing bid price of the Common Stock on the Original Date of Issuance ($3.03). Notwithstanding the foregoing, nothing herein shall restrict (i) any holder of Series A Preferred Stock from being entitled to vote at any meeting of stockholders of the Corporation or in any action by written consent of stockholders, any shares of Series A Preferred Stock on any matter on which the holders of Series A Preferred Stock are entitled to vote as a separate class or (ii) the right of any holder of Series A Preferred Stock to vote any outstanding shares of Common Stock, whether acquired upon conversion of the Series A Preferred Stock or otherwise."

  Amendment to Conversion Terms

        The Certificate of Designations also provides that holders of the Company's Series A Preferred Stock have the right, at their option and at any time, to convert their shares of Series A Preferred Stock into shares of the Company's Common Stock, provided that the Company has agreed not to issue any shares of Common Stock upon conversion of the Series A Preferred Stock to the extent that such issuance would result in either a change of control, within the meaning of Nasdaq Marketplace Rule 4350(i)(1)(B), or the aggregate issuance of more than 19.9% of the Company's Common Stock outstanding as of November 10, 2004, for purposes of Nasdaq Marketplace Rule 4350(i)(1)(D).

        To further ensure compliance with Nasdaq Marketplace Rule 4350, the Company's Board of Directors is proposing an amendment to the Company's Certificate of Incorporation, pursuant to which a holder of Series A Preferred Stock shall not be entitled to convert its shares of Series A Preferred Stock if and to the extent such conversion, when aggregated with any shares of common stock theretofore and simultaneously therewith issued to such holder of Series A Preferred Stock upon exercise of any of the warrants to purchase common stock originally issued by the Company to the holders of Series A Preferred Stock in November 2004, would result in a change of control, within the meaning of Nasdaq Marketplace Rule 4350(i)(1)(B), or if and to the extent that such conversion, when aggregated with any shares of Common Stock theretofore and simultaneously therewith issued to such holder of Series A Preferred Stock upon exercise of the warrants, would result in the issuance of more than 19.9% of the Company's Common Stock outstanding as of the initial date of issuance, for purposes of Nasdaq Marketplace Rule 4350(i)(1)(D).

        If the foregoing amendment to the Company's Certificate of Incorporation is approved, Section 6(a) of the Certificate of Designations will be revised in its entirety to read as follows:

            "(a) Subject to the terms and conditions of this Section 6, the holder of any share or shares of Series A Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Preferred Stock into such number of fully paid and nonassessable shares of Common Stock as is obtained by: (i) multiplying the number of shares of Series A Preferred Stock to be converted by the Series A Stated Value and adding to such product an amount equal to all declared but unpaid dividends and all accrued but unpaid dividends set forth in Section 3(a) above, with respect to such shares of Series A Preferred Stock to be converted; and (ii) dividing the result obtained pursuant to clause (i) above by the Series A Conversion Price then in effect. The "Series A Conversion Price" shall initially be four dollars ($4.00), and shall be subject to adjustment from time to time in accordance with the provisions of this Section 6. The rights of conversion set forth in this Section 6shall be exercised by any holder of Series A Preferred Stock by giving written notice to the Corporation that such holder elects to convert a stated number of shares of Series A Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares of Series A Preferred Stock so to be converted (or, in lieu thereof, by delivery of an appropriate lost stock affidavit in the event such certificate or certificates have been lost or destroyed in accordance with Section 11) to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Series A Preferred Stock) at any time on the date set forth in such notice (which date shall not be earlier than the Corporation's receipt of such notice), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Notwithstanding anything in this Section 6(a) to the contrary, a holder Series A Preferred Stock shall not be entitled to convert its shares of Series A Preferred Stock (i) if and to the extent such conversion, when aggregated with any shares of Common Stock theretofore and simultaneously therewith issued to such holder of Series A Preferred Stock upon exercise of any of the warrants to purchase Common Stock originally issued by the Corporation to the holders of Series A Preferred Stock on November 10, 2004 (the "Warrants"), would result in a change of control (within the meaning of Nasdaq Marketplace Rule 4350(i)(1)(B)), or (ii) if and to the extent that such conversion, when aggregated with any shares of Common Stock theretofore and simultaneously therewith issued to such holder of Series A Preferred Stock upon exercise of the Warrants, would result in the issuance of more than 19.9% of the Corporation's Common Stock outstanding as of the Initial Issue Date, for purposes of Nasdaq Marketplace Rule 4350(i)(1)(D)."

  Board Recommendation

        The Company's Board of Directors recommends a vote "FOR" the foregoing amendments to the Certificate of Designations, Preferences and Rights of Series A Preferred Stock.

OTHER MATTERS

        The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

        All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the

Company will reimburse them for their reasonable and documented out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at:

      BioSphere Medical, Inc.
      1050 Hingham Street
      Rockland, MA 02370
      Attn: Martin J. Joyce
      (781) 681-7900

        If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

Deadline for Submission of Stockholder Proposals for the 2006 Annual Meeting

        In order to be included in the proxy material for the 2006 Annual Meeting of Stockholders, stockholders' proposed resolutions must be received by the Company at the address set forth above no later than December 12, 2005.

        If a stockholder wishes to present a proposal before the 2006 Annual Meeting of the Stockholders, but does not wish to have the proposal considered for inclusion on the proxy statement and proxy card, the stockholder must give written notice to the Company at the address set forth above. The required notice must be given by February 25, 2006. If a stockholder fails to provide timely notice of a proposal to be presented at the 2006 Annual Meeting of Stockholders, the proxies designated by the Company's Board of Directors will have discretionary authority to vote on that proposal.

                      By Order of the Board of Directors,

                      RICHARD J. FALESCHINI
                       President and Chief Executive Officer

April 11, 2005

        THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Appendix A

BIOSPHERE MEDICAL, INC.
COMPENSATION COMMITTEE CHARTER

(Adopted March 11, 2005)

A.    Purpose

  The purpose of the Compensation Committee is to assist the Board of Directors in the discharge of its responsibilities relating to compensation of the Company's executive officers.

B.    Structure and Membership

  1.
  Number. The Compensation Committee shall consist of at least three members of the Board of Directors.

  2.
  Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Compensation Committee shall be an "independent director" as defined by the applicable NASDAQ rules.

  3.
  Chair. Unless the Board of Directors elects a Chair of the Compensation Committee, the Compensation Committee shall elect a Chair by majority vote.

  4.
  Compensation. The compensation of Compensation Committee members shall be as determined by the Board of Directors.

  5.
  Selection and Removal. Members of the Compensation Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Compensation Committee from such committee, with or without cause.

C.    Authority and Responsibilities

  General

  The Compensation Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management, in accordance with its business judgment.

  Compensation Matters

  1.
  Executive Officer Compensation. The Compensation Committee shall review and approve, or recommend for approval by the Board of Directors the compensation of the Company's Chief Executive Officer (the "CEO") and the Company's other executive officers, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits and other forms of executive officer compensation. The Compensation Committee shall meet without the presence of executive officers when approving or deliberating on CEO compensation but may, in its or their discretion, invite the

    CEO to be present during the approval of, or deliberations with respect to, other executive officer compensation.

  2.
  Evaluation of Senior Executives. The Compensation Committee shall be responsible for overseeing the evaluation of the Company's senior executives. In conjunction with the Audit Committee in the case of the evaluation of the senior financial management, the Compensation Committee shall determine the nature and frequency of the evaluation and the persons subject to the evaluation, supervise the conduct of the evaluation and prepare assessments of the performance of the Company's senior executives, to be discussed periodically with the Board of Directors.

  3.
  Plan Recommendations and Approvals. The Compensation Committee shall periodically review and make recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans. In addition, in the case of any tax-qualified, non-discriminatory employee benefit plans (and any parallel nonqualified plans) for which stockholder approval is not sought and pursuant to which options or stock may be acquired by officers, directors, employees or consultants of the Company, the Compensation Committee, or a majority of the independent directors serving on the Board of Directors, shall approve such plans.

  4.
  Administration of Plans. The Compensation Committee shall exercise all rights, authority and functions of the Board of Directors under all of the Company's stock option, stock incentive, employee stock purchase and other equity-based plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder; provided, however, that, except as otherwise expressly authorized to do so by this charter or a plan or resolution of the Board of Directors, the Compensation Committee shall not be authorized to amend any such plan. To the extent permitted by applicable law and the provisions of a given equity-based plan, and consistent with the requirements of applicable law and such equity-based plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such equity-based plan to employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company. The Compensation Committee, or a majority of the independent directors serving on the Board of Directors, shall approve any inducement awards granted in reliance on the exemption from shareholder approval contained in NASDAQ Rule 4350(i)(1)(A)(iv).

  5.
  Director Compensation. The Compensation Committee shall periodically review and make recommendations to the Board of Directors with respect to director compensation.

  6.
  Management Succession. The Compensation Committee shall, at the request of the Board of Directors, periodically review and make recommendations to the Board of Directors relating to management succession planning, including policies and principles for CEO selection and performance review, as well as policies regarding succession in the event of an emergency or the retirement of the CEO.

  7.
  Compensation Committee Report on Executive Compensation. The Compensation Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 402(k) of Regulation S-K.

  8.
  Compensation Committee Report on Repricing of Options/SARs. If during the last fiscal year of the Company (while the Company was a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act")) any adjustment or amendment was made to the exercise price of any stock option or stock appreciation right previously awarded to a "named executive officer" (as such term is defined from time to time in Item 402(a)(3) of Regulation S-K), the Compensation Committee shall furnish the report required by Item 402(i) of Regulation S-K.

  9.
  Additional Powers. The Compensation Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

  1.
  Meetings. The Compensation Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Compensation Committee may also act by unanimous written consent in lieu of a meeting. The Compensation Committee shall keep such records of its meetings as it shall deem appropriate.

  2.
  Subcommittees. The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

  3.
  Reports to Board. The Compensation Committee shall report regularly to the Board of Directors.

  4.
  Charter. The Compensation Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

  5.
  Consulting Arrangements. The Compensation Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and shall have authority to approve the consultant's fees and other retention terms. The Compensation Committee shall also have authority to commission compensation surveys or studies as the need arises. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such consultants as established by the Compensation Committee.

  6.
  Independent Advisors. The Compensation Committee shall have the authority, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Compensation Committee.

  7.
  Investigations. The Compensation Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Compensation Committee or any advisors engaged by the Compensation Committee.

  8.
  Annual Self-Evaluation. At least annually, the Compensation Committee shall evaluate its own performance.

Appendix B

AMENDMENT NO. 1 TO CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
RIGHTS OF SERIES A PREFERRED STOCK OF BIOSPHERE MEDICAL, INC.

Pursuant to Sections 151 and 242
of the General Corporation Law of
the State of Delaware

        Biosphere Medical, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Sections 151 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval. The stockholders of the Corporation duly approved said proposed amendment at the annual meeting of stockholders held on May 18, 2005 in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendment are as follows:

        RESOLVED: That Section 5(a) of the Certificate of Designations, Preferences and Rights of Series A Preferred Stock of the Corporation is hereby deleted in its entirety and a new Section 5(a) is inserted in lieu thereof which reads as follows:

  "(a) Except as otherwise provided herein or as required by applicable law, the holders of Series A Preferred Stock shall be entitled to vote on all matters on which the holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock as a single class. For this purpose, the holders of Series A Preferred Stock shall be given notice of any meeting of stockholders as to which the holders of Common Stock are given notice in accordance with the by-laws of the Corporation. As to any matter on which the holders of Series A Preferred Stock shall be entitled to vote, each holder of Series A Preferred Stock shall be entitled to cast a number of votes per share of Series A Preferred Stock held of record by such holder on the record date for the meeting of stockholders, if such matter is subject to a vote at a meeting of stockholders, or on the effective date of any written consent, if such matter is subject to a written consent of the stockholders without a meeting of stockholders, equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible on such record date or effective date, as the case may be, in accordance with Section 6 hereof, provided, however, that any holder of Series A Preferred Stock shall not be entitled to cast votes for the number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock held by such holder that exceeds the quotient of (x) the aggregate purchase price paid by such holder of Series A Preferred Stock for its shares of Series A Preferred Stock divided by (y) the closing bid price of the Common Stock on the Original Date of Issuance ($3.03). Notwithstanding the foregoing, nothing herein shall restrict (i) any holder of Series A Preferred Stock from being entitled to vote at any meeting of stockholders of the Corporation or in any action by written consent of stockholders, any shares of Series A Preferred Stock on any matter on which the holders of Series A Preferred Stock are entitled to vote as a separate class or (ii) the right of any holder of Series A Preferred Stock to vote any outstanding shares of Common Stock, whether acquired upon conversion of the Series A Preferred Stock or otherwise."

        RESOLVED: That Section 6(a) of the Certificate of Designations, Preferences and Rights of Series A Preferred Stock of the Corporation is hereby deleted in its entirety and a new Section 6(a) is inserted in lieu thereof which reads as follows:

  "(a) Subject to the terms and conditions of this Section 6, the holder of any share or shares of Series A Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Preferred Stock into such number of fully paid and nonassessable shares of Common Stock as is obtained by: (i) multiplying the number of shares of Series A Preferred Stock to be converted by the Series A Stated Value and adding to such product an amount equal to all declared but unpaid dividends and all accrued but unpaid dividends set forth in Section 3(a) above, with respect to such shares of Series A Preferred Stock to be converted; and (ii) dividing the result obtained pursuant to clause (i) above by the Series A Conversion Price then in effect. The "Series A Conversion Price" shall initially be four dollars ($4.00), and shall be subject to adjustment from time to time in accordance with the provisions of this Section 6. The rights of conversion set forth in this Section 6 shall be exercised by any holder of Series A Preferred Stock by giving written notice to the Corporation that such holder elects to convert a stated number of shares of Series A Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares of Series A Preferred Stock so to be converted (or, in lieu thereof, by delivery of an appropriate lost stock affidavit in the event such certificate or certificates have been lost or destroyed in accordance with Section 11) to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Series A Preferred Stock) at any time on the date set forth in such notice (which date shall not be earlier than the Corporation's receipt of such notice), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Notwithstanding anything in this Section 6(a) to the contrary, a holder Series A Preferred Stock shall not be entitled to convert its shares of Series A Preferred Stock (i) if and to the extent such conversion, when aggregated with any shares of Common Stock theretofore and simultaneously therewith issued to such holder of Series A Preferred Stock upon exercise of any of the warrants to purchase Common Stock originally issued by the Corporation to the holders of Series A Preferred Stock on November 10, 2004 (the "Warrants"), would result in a change of control (within the meaning of NASD Rule 4350(i)(1)(B)), or (ii) if and to the extent that such conversion, when aggregated with any shares of Common Stock theretofore and simultaneously therewith issued to such holder of Series A Preferred Stock upon exercise of the Warrants, would result in the issuance of more than 19.9% of the Corporation's Common Stock outstanding as of the Initial Issue Date, for purposes of NASD Rule 4350(i)(1)(D)."

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this      day of May, 2005.

BIOSPHERE MEDICAL, INC.
By:	Richard Faleschini President and Chief Executive Officer

BIOSPHERE MEDICAL, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
Annual Meeting of Stockholders—May 18, 2005

        Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Richard J. Faleschini and Martin J. Joyce or each or either of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2005 Annual Meeting of Stockholders of BioSphere Medical, Inc., and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

        This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no other indication is made, the proxies shall vote "FOR" proposal number 1 and "FOR" proposal number 2.

        A vote for the director nominees and for the amendment to certificate of designations is recommended by the Board of Directors.

PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF
BIOSPHERE MEDICAL, INC.
May 18, 2005
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

-- Please detach along perforated line and mail in the envelope provided. --

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND A VOTE "FOR" APPROVAL OF THE AMENDMENT TO CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A PREFERRED STOCK.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	☐ Timothy J. Barberich ☐ William M. Cousins, Jr.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Richard J. Faleschini ☐ Alexander M. Klibanov, Ph.D.
☐ John H. MacKinnon
☐	FOR ALL EXCEPT (See instructions below)	☐ Riccardo Pigliucci ☐ David P. Southwell

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:  ☒

2.
Approval of Amendment to Certificate of Designations, Preferences and Rights of Series A Preferred Stock:

☐  FOR

☐  AGAINST

☐  ABSTAIN

Please read the reverse side of this card.
Please be sure to sign and date this Proxy.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

  Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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